UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐Definitive Proxy Statement

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Transocean Partners LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Active 30297284

SUPPLEMENT, DATED NOVEMBER 22, 2016
(To Proxy Statement/Prospectus, Dated October 6, 2016)

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

On or about October 6, 2016, we mailed to you a definitive proxy statement/prospectus relating to a special meeting of common unitholders of Transocean Partners LLC (“Transocean Partners”) called for the purpose of considering and voting upon the proposal to approve the Agreement and Plan of Merger, dated as of July 31, 2016, by and among Transocean Ltd. (“Transocean”), Transocean Partners Holdings Limited (“Transocean Holdings”), TPHL Holdings LLC (“Merger Sub”) and Transocean Partners (the “Original Merger Agreement”), pursuant to which Merger Sub will merge with and into Transocean Partners.  The merger between Transocean Partners and Merger Sub is referred to herein as the merger.  Transocean Partners will survive the merger and become a wholly owned subsidiary of Transocean Holdings.  Upon completion of the merger, Transocean will have indirectly acquired all of the outstanding interests in Transocean Partners that it does not already own directly or indirectly, and the Transocean Partners common units will cease to be publicly traded.

On November 11, 2016, Transocean Partners convened the special meeting of Transocean Partners common unitholders at 40 George Street, 4th Floor, London, England W1U 7DW, United Kingdom, at 3:00 p.m., local time.  The special meeting was adjourned without a vote until November 16, 2016 at 3:00 p.m., local time, at the same location.  On November 16, 2016, the special meeting reconvened and was adjourned without a vote until December 6, 2016 at 3:00 p.m., local time, at the same location.  Following the second adjournment, the parties agreed to an amendment to the Original Merger Agreement.

On November 21, 2016, the Original Merger Agreement was amended to increase the exchange ratio in connection with the merger from 1.1427 to 1.2000 Transocean shares to be received for each outstanding Transocean Partners common unit not owned by Transocean or its subsidiaries at the time the merger is complete.  The conflicts committee (the “Conflicts Committee”) of the board of directors of Transocean Partners (the “Transocean Partners Board”) approved the amendment to the Original Merger Agreement, dated as of November 21, 2016 (the “Amendment”).  We refer to the Original Merger Agreement, as amended by the Amendment, as the “Amended Merger Agreement.”  A copy of the Amendment is attached as Annex A to this supplement.

Based on the closing price of Transocean shares on November 18, 2016, the last trading day before the public announcement of the revised terms of the merger, the aggregate value of the merger consideration was approximately $267.2 million.  We estimate, based upon such closing price and the number of outstanding Transocean shares and Transocean Partners common units as of such date, that, as a result of the merger, the public common unitholders of Transocean Partners immediately prior to the merger will hold approximately 6.04 percent of the aggregate number of Transocean shares outstanding immediately after the merger.  The exchange ratio is fixed and will not be adjusted on account of any change in price of either Transocean shares or Transocean Partners common units prior to completion of the merger.  Transocean shares are listed on the NYSE under the trading symbol “RIG,” and Transocean Partners common units are listed on the NYSE under the trading symbol “RIGP.” We encourage you to obtain quotes for the Transocean shares, given that the merger consideration is payable in Transocean shares, and Transocean Partners common units.

S-i

The adjourned special meeting is scheduled to reconvene at 40 George Street, 4th Floor, London, England W1U 7DW, United Kingdom, at 3:00 p.m., local time, on December 6, 2016.  The record date for the special meeting has not changed and remains September 22, 2016.

If you have already submitted your proxy, with voting instructions to vote your Transocean Partners common units in favor of, or against, the proposal contained on the proxy card, you do not need to take any action, unless you wish to revoke your proxy or change your voting instructions.  If you have already submitted your proxy and wish to revoke your proxy or change your voting instructions, you may do so at any time before the reconvening of the adjourned special meeting of Transocean Partners common unitholders, or in person at the special meeting.  If you have not already submitted a proxy with your instructions as to how your Transocean Partners common units should be voted at the special meeting, you may do so at any time before the reconvening of the adjourned special meeting of Transocean Partners common unitholders.  If you hold your Transocean Partners common units through a broker, bank or other nominee, you should contact your broker, bank or other nominee for instructions on how to revoke your proxy and/or change your voting instructions.  If you are a Transocean Partners common unitholder of record, you may revoke your proxy and/or change your voting instructions, or if you have not yet submitted a proxy you may do so, at any time before 11:59 p.m., Eastern Standard Time, on December 5, 2016 (the “Telephone/Internet Deadline”) or, if you attend the special meeting in person, before the polls close at the reconvened special meeting by (1) notifying Raoul F. Dias, Corporate Secretary, in writing, which is received prior to the Telephone/Internet Deadline, at 40 George Street, London, England 1U 7DW, United Kingdom that you are revoking your proxy and/or changing your voting instructions, (2) providing new Internet or telephone voting instructions prior to the Telephone/Internet Deadline, (3) completing and sending in a proxy card (with a later date than your previously submitted proxy card, if you have already submitted one), or (4) attending the special meeting and voting in person (your attendance at the Transocean Partners special meeting will not, by itself, revoke any proxy or voting instructions that you have previously given).

Approval of the merger and the Amended Merger Agreement requires the affirmative vote of a Unit Majority (as defined in Transocean Partners’ limited liability company agreement, which we refer to as a unit majority).  Under the definition of unit majority, as of the record date, the affirmative vote of the holders of a total of 31,084,637 outstanding common units of Transocean Partners will be required to approve the merger and the Amended Merger Agreement.  As of the record date of September 22, 2016, there were 40,914,962 common units outstanding, of which 21,254,310 were owned by Transocean Holdings.  Transocean Holdings has agreed to vote all of its common units “FOR” the merger and the Amended Merger Agreement.  Therefore, the affirmative vote of the holders of an additional 9,830,327 outstanding common units, or approximately 50.1% of the outstanding common units not owned by Transocean Holdings, is required to approve the merger and the Amended Merger Agreement.  Abstentions, failures to vote and broker non-votes will have the same effect as votes against the approval of the merger and the Amended Merger Agreement.  The affirmative vote of holders of at least a majority of the outstanding subordinated units and the approval of Transocean Holdings, in its capacity as the Transocean Member (as defined in the limited liability company agreement of Transocean Partners), is also required to approve the merger and the Amended Merger Agreement.  Transocean Holdings owns all of the outstanding subordinated units and has voted those units to approve the merger and the Amended Merger Agreement.  Transocean Holdings, in its capacity as the Transocean Member, has also approved the merger and the Amended Merger Agreement.  Your vote is very important, regardless of the number of Transocean Partners common units you own.  Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your common units as promptly as possible so that your common units may be represented and voted at the special meeting.

The Conflicts Committee has determined unanimously that the Amendment and the transactions contemplated thereby, including the merger, on the terms and conditions set forth in the Original Merger Agreement, as amended by the Amendment, are fair and reasonable to, and in the best interests of, the holders of common units of Transocean Partners other than Transocean and its affiliates (the “Public Unitholders”), and Transocean Partners and its subsidiaries, and has approved the Amendment and recommends that Transocean Partners common unitholders, including the Public Unitholders, vote “FOR” the proposal to approve the Amended Merger Agreement, and the transactions contemplated thereby, including the merger.  The Transocean Partners Board also reaffirms its recommendation that Transocean Partners common unitholders vote “FOR” the approval of the merger and the Amended Merger Agreement.

S-ii

Attached to this letter is a supplement to the proxy statement/prospectus, dated October 6, 2016, that was previously sent to you.  This supplement contains additional and updated information about the merger and the Amended Merger Agreement.  Before voting, we urge you to read carefully and in their entirety the proxy statement/prospectus that was previously sent to you and the attached supplement to the proxy statement/prospectus, including the Annexes and the documents incorporated by reference.

If you have any questions regarding the proxy statement/prospectus that was previously sent to you and this supplement thereto, dated November 22, 2016, you may contact Innisfree M&A Incorporated, Transocean Partners’ proxy solicitor, by calling toll-free at (888) 750-5834 from U.S. and Canada or (412) 232-3651 from other countries.  Thank you for your continued support of and interest in Transocean Partners.  We at Transocean Partners look forward to the successful combination of Transocean Partners and Transocean.

Very truly yours,

KATHLEEN S. MCALLISTER
President, Chief Executive Officer and Chief Financial Officer
Transocean Partners LLC

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the proxy statement/prospectus that was previously sent to you and this supplement thereto or determined if the proxy statement/prospectus that was previously sent to you and this supplement thereto is truthful or complete.  Any representation to the contrary is a criminal offense.

This supplement to the proxy statement/prospectus that was previously sent to you is dated November 22, 2016 and is first being distributed to common unitholders of Transocean Partners LLC on or about November 22, 2016.

S-iii

ADDITIONAL INFORMATION

The proxy statement/prospectus that was previously sent to you and this supplement thereto incorporate documents by reference.  See “Where You Can Find More Information” beginning on page S-15 for a listing of documents incorporated by reference.  This information is available to you without charge.  You can obtain copies of the documents incorporated by reference into the proxy statement/prospectus that was previously sent to you and this supplement thereto through the Securities and Exchange Commission (sometimes referred to as the SEC) website at www.sec.gov or by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Transocean Ltd. c/o Transocean Offshore Deepwater Drilling Inc. Investor Relations 4 Greenway Plaza Houston, Texas 77046 (713) 232-7500	Transocean Partners LLC Investor Relations 40 George Street London, England United Kingdom W1U 7DW (713) 232-7500

In addition, you may also obtain additional copies of the proxy statement/prospectus that was previously sent to you, this supplement thereto or the documents incorporated by reference into the proxy statement/prospectus or this supplement thereto by contacting Innisfree M&A Incorporated, Transocean Partners’ proxy solicitor, at the address and telephone numbers listed below.  You will not be charged for any of these documents that you request.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
(888) 750-5834 (toll free from U.S. and Canada)
(412) 232-3651 (from other countries)

To obtain timely delivery of documents, you must request them no later than five business days before the date of the reconvening of the adjourned special meeting.  Therefore, if you would like to request documents from Transocean Partners, please do so by November 29, 2016, in order to receive them before the special meeting.

S-iv

Annex S-A—Amendment to Agreement and Plan of Merger dated as of November 21, 2016, by and among Transocean Ltd., Transocean Partners Holdings Limited, TPHL Holdings LLC and Transocean Partners LLC

S-v

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

EXPLANATORY NOTE

This supplement to the Definitive Proxy Statement on Schedule 14A filed by Transocean Partners LLC (“Transocean Partners”) on October 6, 2016, which we refer to herein as the proxy statement/prospectus, is being provided to you because Transocean Partners has entered into the Amendment to the Agreement and Plan of Merger, dated as of November 21, 2016, by and among Transocean Ltd. (“Transocean”), Transocean Partners Holdings Limited (“Transocean Holdings”), TPHL Holdings LLC (“Merger Sub”) and Transocean Partners.  This supplement, the annex to this supplement and the documents referred to, contained in or incorporated by reference in this supplement should be read in conjunction with the proxy statement/prospectus, the annexes to the proxy statement/prospectus and the documents referred to, contained in or incorporated by reference in the proxy statement/prospectus, each of which should be read in its entirety.  Except as otherwise described in this supplement, the annexes to this supplement or the documents referred to, contained in or incorporated by reference in this supplement, the proxy statement/prospectus, the annex to the proxy statement/prospectus and the documents referred to, contained in or incorporated by reference in the proxy statement/prospectus are not otherwise modified, supplemented or amended.  To the extent information in this supplement differs from, updates or conflicts with information contained in the proxy statement/prospectus, the information in this supplement is the more current information.

You should rely only on the information contained in or incorporated by reference into this supplement.  No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this supplement.  This supplement is dated November 22, 2016.  The information contained in this supplement is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.  Neither the distribution of this supplement to Transocean Partners common unitholders nor the issuance of Transocean shares pursuant to the Amended Merger Agreement will create any implication to the contrary.

This supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in such jurisdiction.

The information concerning Transocean contained in this supplement or incorporated by reference has been provided by Transocean; and the information concerning Transocean Partners contained in this supplement or incorporated by reference has been provided by Transocean Partners.

Throughout this supplement, we refer to the merger between Transocean Partners and Merger Sub as the “merger.” Throughout this supplement, we also refer to the Agreement and Plan of Merger, dated as of July 31, 2016, among Transocean, Transocean Holdings, Merger Sub and Transocean Partners as the “Original Merger Agreement,” the Amendment to the Agreement and Plan of Merger, dated as of November 21, 2016, among Transocean, Transocean Holdings, Merger Sub and Transocean Partners as the “Amendment” and the Original Merger Agreement, as amended by the Amendment, as the “Amended Merger Agreement.”

ADDITIONAL QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Set forth below are additional questions that you, as a common unitholder of Transocean Partners, may have regarding the merger and the special meeting, and brief answers to those questions.  The documents incorporated by reference into this proxy statement/prospectus are listed in the section titled “Where You Can Find More Information.”

Q.Why am I receiving this supplement?

A.On November 21, 2016, Transocean, Transocean Holdings, Merger Sub and Transocean Partners entered into the Amendment.  We have included a complete copy of the Amendment as Annex S-A to this supplement.  You are encouraged to read the Amendment in its entirety, and, if you have not done so already, to read the definitive proxy statement/prospectus in its entirety, including the Original Merger Agreement attached thereto.

Q.What is the effect of the Amendment?

A.The Amendment provides for an increase in the exchange ratio in connection with the merger from 1.1427 to 1.2000 Transocean shares to be received for each outstanding Transocean Partners common unit not owned by Transocean or its subsidiaries at the time the merger is complete.

Q.What will Transocean Partners common unitholders receive in the merger?

A.If the merger is completed, each outstanding Transocean Partners common unit not owned by Transocean or its subsidiaries will be converted into the right to receive 1.2000 Transocean shares (such consideration, the “Merger Consideration” and such ratio, the “Exchange Ratio”).  Based on the closing price of Transocean shares on November 18, 2016, the last trading day before the public announcement of the revised terms of the merger, the aggregate value of the merger consideration was approximately $267.2 million.  We estimate, based upon such closing price and the number of outstanding Transocean shares and Transocean Partners common units as of such date, that, as a result of the merger, the public common unitholders of Transocean Partners immediately prior to the merger will hold approximately 6.04 percent of the aggregate number of Transocean shares outstanding immediately after the merger.  The Exchange Ratio is fixed and will not be adjusted on account of any change in price of either Transocean shares or Transocean Partners common units prior to completion of the merger.  If the Exchange Ratio would result in a Transocean Partners common unitholder being entitled to receive a fraction of a Transocean share, such fractional interest will be rounded up to the nearest whole Transocean share.  However, with respect to Transocean Partners common units held in street name, DTC participants will not be required to round up fractional shares and such participants may make certain adjustments to account for fractional shares, which could result in the payment of cash in lieu of such fractional shares.

Q.Has the transaction otherwise changed?

A.Other than the increase in the Exchange Ratio, there have been no other changes to the terms of the merger.

Q.When and where will be the Transocean Partners special meeting be held when it is reconvened?

A.On November 11, 2016, Transocean Partners convened the special meeting of Transocean Partners common unitholders at 40 George Street, 4th Floor, London, England W1U 7DW, United Kingdom, at 3:00 p.m., local time.  The special meeting was adjourned without a vote until November 16, 2016 at 3:00 p.m., local time, at the same location.  On November 16, 2016, the special meeting reconvened and was adjourned without a vote.  The adjourned special meeting will reconvene at 40 George Street, 4th Floor, London, England W1U 7DW, United Kingdom, at 3:00 p.m., local time, on December 6, 2016.  The record date for the special meeting has not changed and remains September 22, 2016.

Q.If I have already submitted a proxy or voting instructions, do I need to submit a new proxy or voting instructions?

A.No. If you have already submitted a proxy or voting instructions, you will be considered to have voted as specified in that proxy or voting instructions and do not need to take any action, unless you wish to revoke your proxy or change your voting instructions.

Q.If I have already submitted my proxy, how can I revoke my proxy or change my voting instructions?

A.If you have already submitted your proxy and wish to revoke your proxy or change your voting instructions, you may do so at any time before the reconvening of the adjourned special meeting of Transocean Partners common unitholders, or in person at the special meeting.  If you hold your common units through a broker, bank or other nominee, you should contact your broker, bank or other nominee for instructions on how to revoke your proxy or change your voting instructions.  If you are a Transocean Partners common unitholder of record, you may revoke your proxy and/or change your voting instructions, or if you have not yet submitted a proxy you may do so, at any time before 11:59 p.m., Eastern Standard Time, on December 5, 2016 (the “Telephone/Internet Deadline”) or, if you attend the special meeting in person, before the polls close at the reconvened special meeting, by (1) notifying Raoul F. Dias, Corporate Secretary, in writing, which is received prior to the Telephone/Internet Deadline, at 40 George Street, London, England W1U 7DW, United Kingdom that you are revoking your proxy and/or changing your voting instructions, (2) providing new Internet or telephone voting instructions prior to the Telephone/Internet Deadline, (3) completing and sending in a proxy card (with a later date than your previously submitted proxy card if you have already submitted one), or (4) attending the special meeting and voting in person (your attendance at the Transocean Partners special meeting will not, by itself, revoke any proxy or voting instructions that you have previously given).

Q.What vote does the Transocean Partners Board and the Conflicts Committee recommend?

A.On July 31, 2016, the Transocean Partners Conflicts Committee determined unanimously that the Original Merger Agreement and the transactions contemplated thereby, including the merger, were fair and reasonable to and in the best interest of Transocean Partners common unitholders not affiliated with Transocean, and Transocean Partners and its subsidiaries, approved the Original Merger Agreement and the transactions contemplated thereby, including the merger, and recommended that the merger and the Original Merger Agreement be approved by the Transocean Partners common unitholders.  Also on July 31, 2016, the Transocean Partners Board determined unanimously that the Original Merger Agreement and the transactions contemplated thereby, including the merger, were fair and reasonable to and in the best interest of the members of Transocean Partners (including the Transocean Partners common unitholders) and Transocean Partners and its subsidiaries, approved the Original Merger Agreement and the transactions contemplated thereby, including the merger, and recommended that the merger and the Original Merger Agreement be approved by Transocean Partners common unitholders.  On November 21, 2016, the Transocean Partners Conflicts Committee unanimously approved the Amendment.

The Conflicts Committee has determined unanimously that Amendment and the transactions contemplated thereby, including the merger, on the terms and conditions set forth in the Original Agreement, as amended by the Amendment, are fair and reasonable to, and in the best interest of, the holders of common units of Transocean Partners other than Transocean and its affiliates (the “Public Unitholders”), and Transocean Partners and its subsidiaries, and has approved the Amendment, and recommends that Transocean Partners common unitholders, including the Public Unitholders, vote “FOR” the approval of the Amended Merger Agreement, and the transactions contemplated thereby, including the merger.  The Transocean Partners Board also reaffirms its recommendation that Transocean Partners common unitholders vote “FOR” the approval of the merger and the Amended Merger Agreement.

For more information regarding the recommendation of the Transocean Partners Conflicts Committee and the Transocean Partners Board, see “Update to the Merger—Recommendation of the Transocean Partners Conflicts Committee and Transocean Partners Board.”

Some directors and the executive officer of Transocean Partners may have interests in the merger that are different from, or in addition to, the interests they may have as Transocean Partners common unitholders.  See “The Merger—Interests of Directors and the Executive Officer of Transocean Partners in the Merger.”

Q.How do Transocean and the directors and the executive officer of Transocean Partners intend to vote?

A.As of September 22, 2016, the record date, Transocean and its subsidiaries held and were entitled to vote, in the aggregate, 21,254,310 Transocean Partners common units, representing approximately 52.0% of the outstanding Transocean Partners common units.  The directors and the executive officer of Transocean Partners held and were entitled to vote, in the aggregate, Transocean Partners common units representing less than one percent of the outstanding Transocean Partners common units.  We believe that the directors and the executive officer of Transocean Partners intend to vote all of their Transocean Partners common units “FOR” the proposal to approve the Amended Merger Agreement and the merger.  Pursuant to the Amended Merger Agreement, each of Transocean and Transocean Holdings has agreed to vote the Transocean Partners common units owned by it or any of its subsidiaries “FOR” the proposal to approve the Amended Merger Agreement and the merger.  Accordingly, we believe approximately 21,267,147 of the outstanding Transocean Partners common units will be voted “FOR” the merger proposal by Transocean and its subsidiaries and the directors and the executive officer of Transocean Partners.

Q.Whom do I call if I have questions about the special meeting or the merger?

A.You should contact one of the following:

Corporate Secretary
Transocean Partners LLC
40 George Street
London, England W1U 7DW
United Kingdom
Phone:  +44 (20) 3675-8410

the proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
(888) 750-5834 (toll free from U.S. and Canada)
(412) 232-3651 (from other countries)

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This supplement and the proxy statement/prospectus and the documents incorporated by reference in this supplement and the proxy statement/prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which is referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act.  Forward-looking statements include information concerning possible or assumed future results of operations of Transocean and Transocean Partners, including statements about the following subjects:

•	benefits, effects or results of the merger;
•	cost savings resulting from the merger;
•	operations and results after the merger;
•	the financial forecasts described in “The Merger—Financial Forecasts”;
•	business strategies;
•	future distributions by Transocean Partners;
•	timing and timeline of the completion of the merger;
•	tax treatment of the merger;
•	accounting treatment of the merger;
•	expenses related to the merger; and
•	any other statements that are not historical facts.

Forward-looking statements in this supplement and the proxy statement/prospectus are identifiable by use of the following words and other similar expressions, among others:

•“anticipate,” •“believe,” •“budget,” •“could,” •“estimate,” •“expect,” •“forecast,” •“intend,”	•“may,” •“might,” •“plan,” •“predict,” •“project,” •“schedule” and •“should.”

The following factors could affect the future results of operations of Transocean or Transocean Partners and could cause those results to differ materially from those expressed in the forward-looking statements included in this supplement and the proxy statement/prospectus or incorporated by reference:

•	the outcome of any legal proceedings relating to the Amended Merger Agreement;
•	the failure to obtain Transocean Partners common unitholder approval and to satisfy the other conditions to the consummation of the merger;
•	the failure to realize the anticipated benefits of the merger, including any cost savings;
•	the adequacy of and access to sources of liquidity;

•	the inability to obtain drilling contracts for rigs that do not have contracts;
•	the inability to renew drilling contracts at comparable dayrates;
•	operational performance;
•	the impact of regulatory changes;
•	the cancellation of drilling contracts currently included in reported contract backlog;
•	losses on impairment of long-lived assets;
•	shipyard, construction and other delays;
•	the result of the special meeting of Transocean Partners common unitholders;
•	changes in political, social and economic conditions; and
•	the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies.

The above factors are in addition to those factors discussed:

•

in this supplement and the proxy statement/prospectus under “Risk Factors” and the “—Transocean’s Reasons for the Merger” and “—Transocean Partners Conflicts Committee and Transocean Partners Board Reasons for the Merger” subsections under “The Merger” and elsewhere;

•

in the documents that Transocean incorporates by reference into this supplement and the proxy statement/prospectus, including in the “Risk Factors” sections of Transocean’s Annual Report on Form 10-K for the year ended December 31, 2015, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, and subsequent SEC filings; and

•

in the documents that Transocean Partners incorporates by reference into this supplement and the proxy statement/prospectus, including in the “Risk Factors” sections of the Transocean Partners’ Annual Report on Form 10-K for the year ended December 31, 2015, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, and subsequent SEC filings.

Any projection or estimate by Transocean that was furnished to either party or to the Transocean Partners Conflicts Committee’s financial advisor, including those statements summarized herein or in the proxy statement/prospectus, was made as of a date before the date of the Original Merger Agreement and spoke only as of the date furnished and has not been updated.  These estimates and projections were only intended to be used by the parties or such financial advisor for analysis of the merger and are not intended to provide guidance as to future results and should not be relied upon for that purpose.

The foregoing risks and uncertainties are beyond the ability of Transocean and Transocean Partners to control, and in many cases, they cannot predict the risks and uncertainties that could cause Transocean’s and Transocean Partners’ actual results to differ materially from those indicated by the forward-looking statements.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.  All subsequent written and oral forward-looking statements attributable to Transocean or Transocean Partners or to persons acting on their behalf are expressly qualified in their entirety by reference to these risks and uncertainties.  You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement.  Transocean and Transocean Partners expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

For additional information with respect to these factors, see “Where You Can Find More Information.”

UPDATE TO THE TRANSOCEAN PARTNERS SPECIAL MEETING

Time, Date and Place

The special meeting of the common unitholders of Transocean Partners was convened on November 11, 2016 and was adjourned and reconvened and adjourned on November 16, 2016, in each case without a vote.  The special meeting is scheduled to be reconvened at Transocean Partners’ corporate headquarters, 40 George Street, London, England W1U 7DW, United Kingdom on December 6, 2016, at 3:00 p.m., local time.

Purpose of the Transocean Partners Meeting

At the reconvened special meeting, Transocean Partners common unitholders will be asked to consider and vote on a proposal to approve the Amended Merger Agreement and the merger.

How to Vote, Revoking Your Proxy or Changing Your Voting Instructions

If you have already submitted your proxy with voting instructions to vote your Transocean Partners common units in favor of, or against, the proposal contained on the proxy card, you do not need to take any action, unless you wish to revoke your proxy or change your voting instructions.  If you have already submitted your proxy and wish to revoke your proxy or change your voting instructions, you may do so at any time before the reconvening of the adjourned special meeting of Transocean Partners common unitholders, or in person at the special meeting.  If you have not already submitted a proxy with voting instructions as to how your Transocean Partners common units should be voted at the special meeting, you may do so at any time before the reconvening of the adjourned special meeting of Transocean Partners common unitholders.  If you hold your common units through a broker, bank or other nominee, you should contact your broker, bank or other nominee for instructions on how to revoke your proxy and/or change your voting instructions.  If you are a Transocean Partners common unitholder of record, you may revoke your proxy and/or change your voting instructions, or if you have not yet submitted a proxy you may do so, at any time before 11:59 p.m., Eastern Standard Time, on December 5, 2016 (the “Telephone/Internet Deadline”) or, if you attend the special meeting in person, before the polls close at the reconvened  special meeting, by (1) notifying Raoul F. Dias, Corporate Secretary, in writing, which is received prior to the Telephone/Internet Deadline, at 40 George Street, London England W1U 7DW, United Kingdom that you are revoking your proxy and/or changing your voting instructions, (2) providing new Internet or telephone voting instructions prior to the Telephone/Internet Deadline, (3) completing and sending in a proxy card (with a later date than your previously submitted proxy card if you have already submitted one), or (4) attending the special meeting and voting in person (your attendance at the Transocean Partners special meeting will not, by itself, revoke any proxy or voting instructions that you have previously given).

UPDATE TO THE MERGER

This section of the supplement describes the material aspects of the changes to the terms of the merger resulting from the Amendment.  This section may not contain all of the information that is important to you.  You should carefully read this entire supplement and the documents referred to, contained in or incorporated by reference in this supplement, including the full text of the Amendment (which is attached as Annex S-A), for a more complete understanding of the Amendment.  In addition, important business and financial information about each of Transocean and Transocean Partners is referred to, contained in or incorporated into this supplement by reference.  See “Where You Can Find More Information.”

Update to Background of the Merger

The discussion below supplements the description of the background of the merger contained in the proxy statement/prospectus in the section entitled “The Merger—Background of the Merger” up to and including the date of this supplement.

Following the announcement of the proposed merger, representatives of Transocean and Transocean Partners worked to prepare and file Transocean’s Registration Statement on Form S-4 and amendments thereto and to file and mail the definitive proxy statement/prospectus to Transocean Partners common unitholders. The definitive proxy statement/prospectus was filed with the SEC and first mailed to Transocean Partners common unitholders on October 6, 2016. Following the mailing, representatives of Transocean and Transocean Partners and Transocean Partners’ proxy solicitor solicited proxies to vote to approve the Original Merger Agreement and the merger.  On October 14, 2016 and October 28, 2016, Transocean Partners’ proxy solicitor sent follow up letters to certain Transocean Partners common unitholders urging them to vote.

Throughout the period from October 6, 2016 to the announcement of the Amendment, representatives of Transocean and Transocean Partners, as well as Transocean Partners’ proxy solicitor, had discussions with Transocean Partners common unitholders regarding the terms of the proposed merger and the benefits of the transaction for Transocean Partners common unitholders. One of these discussions included the joint participation of both Transocean and Transocean Partners representatives, while other discussions only included representatives of Transocean.

On November 3, 2016, during Transocean’s conference call in connection with the release of its earnings for the quarter ended September 30, 2016, Mark L. Mey, Executive Vice President and Chief Financial Officer of Transocean, reiterated Transocean’s rationale for the proposed merger and Transocean’s expectation that the proposed merger would generate important synergies and value creation, benefitting both Transocean’s current and new shareholders.  Mr. Mey also noted, however, that the contract for the Development Driller III would expire in November 2016, which would be likely to require Transocean Partners to evaluate its capital needs and the adequacy of its cash reserves.  Transocean Partners’ assets consist of 51% interests in subsidiary companies that own and operate three ultra-deepwater rigs, including the Development Driller III.  In the current challenging market conditions, Mr. Mey explained, Transocean Partners would need to decide whether to warm or cold stack the rig if it was not recontracted upon expiration of its current contract and that costs associated with the mode of stacking can vary greatly, as can reactivation costs.  Because of these factors and the need to plan appropriately for scenarios in which Transocean Partners only earns revenue from two of its three assets, Mr. Mey indicated that a significant portion of Transocean Partners’ cash may need to be reserved for operational and planning purposes, which may impact Transocean Partners’ future cash distributions.  Mr. Mey noted that such impacts may include an elimination of the distribution to the subordinated units owned by Transocean, as well as a reduction in the distribution to Transocean Partners common unitholders.

Following the conference call, Transocean continued to discuss the proposed merger with Transocean Partners common unitholders.  Based on its discussions with Transocean Partners common unitholders up through that time, Transocean perceived that, although many Transocean Partners common unitholders were satisfied with the terms of the Original Merger Agreement, there might be resistance to the proposed merger under the terms of the Original Merger Agreement from some Transocean Partners common unitholders that could impede the ability of Transocean Partners to obtain unitholder approval at the Transocean Partners special meeting.

In early November 2016, representatives of Transocean, including Mr. Mey and R. Thaddeus Vayda, Vice President, Corporate Finance and Treasurer of Transocean, Bradley Alexander, Vice President, Investor Relations of Transocean, and Kathleen McAllister, Chief Executive Officer and Chief Financial Officer of Transocean Partners, discussed reactions to the proposed merger from Transocean Partners common unitholders, including perceived resistance to the transaction from some Transocean Partners common unitholders. During these discussions, representatives of Transocean noted the possibility that Transocean might need to enhance the exchange ratio in the Original Merger Agreement in order to obtain the requisite approval of the merger from Transocean Partners common unitholders; however, there was no discussion between Transocean and Transocean Partners of the potential amount or value of any enhancement and no commitments or offers were made by Transocean or Transocean Partners to increase the exchange ratio during any of these discussions. Representatives of Transocean also discussed Transocean Partners common unitholder reactions with Transocean’s legal and financial advisors. Additionally, the Transocean board was notified of the perceived resistance to the transaction from some Transocean Partners common unitholders, but there was no decision by Transocean that it should enhance the exchange ratio.

Between October 28, 2016 and November 16, 2016, Ms. McAllister provided periodic updates to the Transocean Partners Board on the voting status and the perceived resistance to the transaction from some Transocean Partners common unitholders.

On November 11, 2016, Transocean Partners convened the special meeting of Transocean Partners common unitholders.  At the meeting, the chair of the meeting, Ms. McAllister, acting on the authority of the Transocean Partners Board after consultation with the Transocean Partners Conflicts Committee, adjourned the meeting without a vote until November 16, 2016, in order to solicit additional proxies.  Between November 11, 2016 and the reconvening of the meeting, representatives of Transocean and Transocean Partners continued to solicit proxies in favor of the proposal to approve the Original Merger Agreement and the merger.

On November 16, 2016, Transocean Partners reconvened the special meeting of Transocean Partners common unitholders.  Again, the chair of the meeting, Ms. McAllister, acting on the authority of the Transocean Partners Board after consultation with the Transocean Partners Conflicts Committee, adjourned the meeting without a vote until December 6, 2016.  Following the second adjournment, Transocean believed that obtaining the required approval from Transocean Partners common unitholders would be difficult.  On November 16, 2016, Baker Botts L.L.P., counsel to Transocean, sent a draft of a proposed form of amendment to the merger agreement to Richards, Layton & Finger, P.A., counsel to the Transocean Partners Conflicts Committee, in the event that Transocean determined to propose an increase to the exchange ratio and the parties were able to agree on such an increase.

On November 17, 2016, Mr. Mey updated the transaction committee of the Transocean Board regarding the status of the proposed merger, including feedback from Transocean Partners common unitholders and the status of proxy voting with respect to the proposal to approve the Original Merger Agreement and the merger, and the need to increase the exchange ratio in the Original Merger Agreement to obtain the requisite approval of the merger from Transocean Partners common unitholders.  Transocean management believed that increasing the exchange ratio would convince holders of a sufficient number of additional Transocean Partners common units to support the transaction so as to ensure that the requisite approval would be obtained.  Following a discussion, the transaction committee authorized Mr. Mey to propose an increase in the exchange ratio and approved the Amendment.

On November 19, 2016, Mr. Mey contacted John Plaxton, chairman of the Transocean Partners Conflicts Committee, to propose an amendment to the Original Merger Agreement that would increase the exchange ratio from 1.1427 to 1.2000 Transocean shares for each Transocean Partners common unit not owned by Transocean or its subsidiaries.

At the request of the Transocean Partners Conflicts Committee, on November 20, 2016, the parties held a meeting that was attended by members of the Transocean Partners Conflicts Committee, representatives of Richards Layton and Evercore, Mr. Mey, Mr. Vayda, Brady K. Long, Senior Vice President and General Counsel of Transocean, other representatives of Transocean, Ms. McAllister and another representative of Transocean Partners and representatives of Baker Botts to discuss the Transocean amendment proposal, current market and industry conditions, the outlook for, and recent performance of, Transocean and the discussions that have occurred among representatives of Transocean, representatives of Transocean Partners and holders of common units of Transocean Partners.

On November 21, 2016, the Transocean Partners Conflicts Committee met with representatives of Evercore and Richards Layton to discuss the Transocean amendment proposal. The Transocean Partners Conflicts Committee determined that, given current market conditions and the outlook for the offshore drilling industry, the enhanced exchange ratio of 1.200 was no less favorable from a financial point of view than the exchange ratio of 1.1427 in the Original Merger Agreement.  The Transocean Partners Conflicts Committee unanimously determined that the Amendment and the transactions contemplated thereby, including the merger, on the terms and conditions set forth in the Original Merger Agreement, as amended by the Amendment, are fair and reasonable to, and in the best interests of, Transocean Partners, its subsidiaries and the holders of common units of Transocean Partners other than Transocean and its affiliates, and approved the Amendment and recommended that Transocean Partners common unitholders approve the Amended Merger Agreement, and the transactions contemplated thereby, including the merger.

Also on November 21, 2016, the Transocean Partners Board reaffirmed its recommendation that Transocean Partners common unitholders vote in favor of the approval of the merger and the Amended Merger Agreement.

Transocean’s Reasons for the Merger

Transocean’s reasons for the merger remain unchanged from those disclosed in “The Merger—Transocean’s Reasons for the Merger” in the proxy statement/prospectus.

Transocean Partners Conflicts Committee and Transocean Partners Board Reasons for the Merger

In considering the Amended Merger Agreement, each of the Transocean Partners Conflicts Committee and the Transocean Partners Board discussed certain issues with Transocean Partners’ management and considered various factors including, but not limited to, the factors described in “The Merger—Transocean Partners Conflicts Committee and Transocean Partners Board Reasons for the Merger” in the proxy statement/prospectus as well as the following material factors:

•	the fact that the Amendment would increase the Exchange Ratio of the Merger Consideration to 1.2000 Transocean shares for each outstanding Transocean Partners common unit; and
•

its conclusion that the amended exchange ratio of 1.2000 Transocean shares for each outstanding Transocean Partners common unit contemplated by the Amendment should be considered no less fair, from a financial point of view, than the previous exchange ratio of 1.1427 Transocean shares for each outstanding Transocean Partners common unit when viewed in the context of current market and industry conditions and in light of the factors considered by Evercore Group L.L.C. in rendering its opinion as to the fairness, from a financial point of view and as of the date of the Original Merger Agreement, of the exchange ratio provided for in the Original Merger Agreement of 1.1427 Transocean shares for each outstanding Transocean Partners common unit.

In addition, as described above in the section entitled “—Update to Background of the Merger,” the Transocean Partners Conflicts Committee consulted with its financial advisor and outside counsel regarding the Amended Merger Agreement.

The foregoing discussion of the factors considered by the Transocean Partners Conflicts Committee and the Transocean Partners Board is not intended to be exhaustive, but rather includes the material factors considered by the Conflicts Committee and the Transocean Partners Board in considering the Amended Merger Agreement and is subject to the information set forth in “The Merger—Transocean Partners Conflicts Committee and the Transocean Partners Board Reasons for the Merger” in the proxy statement/prospectus.

This explanation of the Transocean Partners Conflicts Committee’s and the Transocean Partners Board’s reasons for recommending the approval of the Amended Merger Agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this supplement entitled “Cautionary Information Regarding Forward-Looking Statements” beginning on page S-5.

Recommendation of the Transocean Partners Conflicts Committee and Transocean Partners Board

The Transocean Partners Conflicts Committee determined unanimously that the Amendment and the transactions contemplated thereby, including the merger, on the terms and conditions set forth in the Original Merger Agreement, as amended by the Amendment, are fair and reasonable to and in the best interests of the Public Unitholders, and Transocean Partners and its subsidiaries, and has approved the Amendment, and recommends that Transocean Partners common unitholders, including the Public Unitholders, vote “FOR” the approval of  the Amended Merger Agreement, and the transactions contemplated thereby, including the merger.  The Transocean Partners Board also reaffirms its recommendation that Transocean Partners common unitholders vote “FOR” the approval of the merger and the Amended Merger Agreement.

Update to Interests of Directors and the Executive Officer of Transocean Partners in the Merger

The following information reflects the effects of the Amendment and updates certain information presented in “The Merger—Interests of the Directors and Executive Officers of Transocean Partners in the Merger” in the proxy statement/prospectus.  Except as set forth below, the information presented in “The Merger—Interests of Directors and Executive Officers of Transocean Partners in the Merger” in the proxy statement/prospectus remains unchanged.  However, the sections set forth below supersede and replace the equivalent sections in the proxy statement/prospectus, and all applicable references to “The Merger—Interests of the Directors and Executive Officers of Transocean Partners in the Merger” and its subsections in the proxy statement/prospectus shall therefore instead be deemed to refer to the following information and its appropriate subsection.

You should be aware that Transocean Partners directors and its executive officer have interests in the merger that are different from, or in addition to, the interests of other Transocean Partners common unitholders.  These interests include (1) the fact that completion of the merger will result in the acceleration of vesting of equity-based awards of Transocean Partners held by directors and the executive officer of Transocean Partners, (2) the fact that some directors of Transocean Partners are also officers and/or directors of Transocean, (3) the fact that some members of the Transocean Partners Board and/or the executive officer of Transocean Partners own Transocean shares or other Transocean securities, (4) the fact that the directors and the executive officer of Transocean Partners are being indemnified by Transocean and (5) the fact that the executive officer of Transocean Partners will be entitled under certain circumstances to a cash severance benefit and other severance benefits, and the vesting of certain Transocean equity awards she holds will be accelerated.

Merger-Related Compensation for the Chief Executive Officer of Transocean Partners

Transocean Partners’ President, Chief Executive Officer and Chief Financial Officer, Ms. McAllister, does not have an employment agreement that requires termination payments or severance benefits or that provides for payments as a result of the merger; however, the vesting of the Transocean Partners phantom units held by Ms. McAllister will be accelerated as provided in the Amended Merger Agreement and described under “—Treatment of Equity Awards.”

Transocean Partners maintains an executive severance policy.  The benefits provided in the event of an involuntary termination of an eligible participant under the terms of the policy include a cash severance benefit limited to 52 weeks of base salary, a pro rata share of the termination year’s targeted bonus and outplacement services not to exceed 5% of the base salary of the executive.  Transocean has determined that Ms. McAllister will be eligible for benefits from Transocean equivalent to those provided under the Transocean Partners executive severance policy upon any involuntary termination of her employment that occurs while she is a Transocean employee, subject to her execution of a waiver and release of claims, and agreement to certain restrictive covenants.  Furthermore, if Ms. McAllister’s termination is deemed to be for the convenience of the company pursuant to Transocean’s long term incentive plan and the related terms and condition of Ms. McAllister’s equity awards, she will be eligible for accelerated vesting treatment of time-based deferred units and performance-based contingent deferred units held by her that are denominated in Transocean shares, and all vested options held by her with respect to Transocean shares would remain outstanding for one year after her termination.

The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the merger which Ms. McAllister, as President, Chief Executive Officer and Chief Financial Officer of Transocean Partners (and the only executive officer of Transocean Partners), could receive in connection with the merger.  The amounts in the table below were calculated using the following assumptions: (i) the consummation of the merger occurred on November 18, 2016, (ii) the price per unit of the Transocean Partners’ common units is $12.56, which is the average closing market price of Transocean Partners’ common units over the first five business days following the first public announcement of the merger, (iii) the price per share of Transocean shares is $10.65, which is the average closing market price of Transocean’s shares over the first five business days following the first public announcement of the merger and (iv) that Ms. McAllister’s employment terminated 30 days after the assumed closing date of the merger.  Values shown below do not take into account any increase in compensation that may occur following the date of this proxy statement/prospectus or following the merger.

Name	Cash (1)	Equity (2)	Perquisites/ Benefits (3)	Tax Reimbursements (4)	Total
Kathleen S. McAllister	$533,115	$1,628,660	$18,000	$86,987	$2,266,761

(1)

Indicates the amounts that would be paid upon an involuntary termination of an eligible participant under the Transocean Partners executive severance policy.  Includes $360,000 of cash severance benefit and $173,115 of the termination year’s targeted bonus.

(2)

Amounts in this column reflect the value of the Transocean Partners phantom units that will vest upon the completion of the merger.  See “—Treatment of Equity Awards.”  In addition, these amounts reflect the value of Transocean equity awards held by Ms. McAllister, including time-based deferred units that would fully vest, and performance-based contingent deferred units that would vest pro-rata based on actual days employed during the performance period and actual performance results, in each case, if Ms. McAllister’s termination is deemed to be for the convenience of the company  pursuant to the terms of Transocean’s long term incentive plan and related terms and conditions of Ms. McAllister’s award.  As of November 18, 2016 (using the prices described above), Ms. McAllister held 124,036 unvested awards of Transocean Partners phantom units valued at $1,557,892, 1,714 unvested time-based deferred units denominated in Transocean shares valued at $18,254 and 4,931 unvested performance-based contingent deferred units denominated in Transocean shares valued at $52,514 at the target level.  The actual amounts received may be higher or lower than the estimated amounts shown above.

(3)	Indicates the value of perquisites and benefits that would be paid or provided upon an involuntary termination of an eligible participant under the Transocean Partners executive severance policy.
(4)

The amount in this column reflects estimated taxes paid by Transocean Partners with respect to the accelerated vesting of Transocean Partners phantom units, Transocean time-based deferred units and Transocean performance-based contingent deferred units pursuant to a tax equalization benefit provided in connection with Ms. McAllister’s expatriate assignment.  This estimate assumes a 45% U.K. marginal tax rate and a 39.6% U.S. supplemental tax rate on the portion of the equity income that is subject to taxation in the U.K.

AMENDMENT TO THE ORIGINAL MERGER AGREEMENT

The following summary describes the material provisions of the Amendment, a copy of which is attached as Annex S-A to this supplement and incorporated by reference herein.  The description in this section and elsewhere in this supplement is qualified in its entirety by reference to the Amendment.  This summary may not contain all of the information about the Amendment that is important to you.  Transocean Partners urge you to read carefully the Amendment and the Original Merger Agreement in their entirety before making any decisions regarding the merger as they are the legal documents governing the merger.

Amended Merger Consideration

The Amendment increased the Exchange Ratio of the Merger Consideration to 1.2000 Transocean shares per Transocean Partners common unit.

UPDATE TO COMPARATIVE PER SHARE AND PER UNIT MARKET PRICE
AND DIVIDEND INFORMATION

The following table sets forth, for the periods indicated, the intra-day high and low sales prices per Transocean share and per Transocean Partners common unit as reported on the NYSE, which is the principal trading market for both Transocean shares and Transocean Partners common units, and the cash dividends and distributions declared per Transocean share and per Transocean Partners common unit.

	Transocean Shares			Transocean Partners Common Units
	High	Low	Cash distributions declared (a)	High	Low	Cash distributions declared
2016
Fourth Quarter (through November 18, 2016)	$11.40	$9.10	$—	$12.79	$10.74	$0.3625
Third Quarter	13.03	8.68	$—	13.47	10.22	0.3625
Second Quarter	12.05	8.34	—	13.07	8.45	0.3625
First Quarter	13.48	7.67	—	9.41	5.89	0.3625

2015
Fourth Quarter	$17.19	$11.95	$—	$12.29	$8.50	$0.3625
Third Quarter	16.20	11.26	0.15	14.02	9.00	0.3625
Second Quarter	21.90	14.44	0.15	16.16	11.70	0.3625
First Quarter	20.65	13.28	0.75	17.09	11.55	0.3625

2014
Fourth Quarter	$32.41	$15.97	$0.75	$27.24	$13.18	$0.2246
Third Quarter	45.21	31.76	0.75	29.43	21.90	—
Second Quarter	46.12	39.41	0.75	—	—	—
First Quarter	49.58	38.47	0.56	—	—	—

2013
Fourth Quarter	$55.74	$44.19	$0.56	$—	$—	$—
Third Quarter	50.45	44.32	0.56	—	—	—
Second Quarter	55.79	46.02	0.56	—	—	—
First Quarter	59.50	45.23	—	—	—	—

(a)

In May 2015, 2014 and 2013, shareholders at Transocean’s annual general meeting approved distributions of qualifying additional paid-in capital in the form of a U.S. dollar denominated distribution of $0.60, $3.00 and $2.24, respectively, per outstanding share.  The distributions were payable in four quarterly installments as presented above.  In October 2015, shareholders at Transocean’s extraordinary general meeting approved the cancellation of the third and fourth installments of the distribution that was previously approved in May 2015.

The following table sets forth the closing sale price per Transocean share and Transocean Partners common unit as reported on the NYSE as of July 29, 2016, the last trading day before the public announcement of the merger, and as of November 18, 2016, the most recent practicable trading day prior to the date of this proxy statement/prospectus.  The table also shows the implied value of the merger consideration proposed for each Transocean Partners common unit as of the same dates.

	Transocean Closing Price	Transocean Partners Closing Price	Equivalent Per Share Value
July 29, 2016	$10.99	$10.92	$12.56
November 18, 2016	$11.21	$12.55	$13.45

The market prices of Transocean shares and Transocean Partners common units will fluctuate between the date of this proxy statement/prospectus and the completion of the merger.  No assurance can be given concerning the market prices of Transocean shares and Transocean Partners common units before the completion of the merger or Transocean shares after the completion of the merger.  Because the Exchange Ratio is fixed in the Amended Merger Agreement, the market value of the Transocean shares that Transocean Partners common unitholders will receive in connection with the merger may vary significantly from the prices shown in the table above.  Accordingly, Transocean Partners common unitholders are advised to obtain current market quotations for Transocean shares and Transocean Partners common units before deciding whether to vote for approval of the merger and the Amended Merger Agreement.

WHERE YOU CAN FIND MORE INFORMATION

Transocean has filed a registration statement on Form S-4 to register with the SEC the Transocean shares to be delivered to Transocean Partners common unitholders in connection with the merger.  The proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Transocean in addition to being a proxy statement of Transocean Partners for the Transocean Partners special meeting.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about Transocean and its shares.  The rules and regulations of the SEC allow Transocean and Transocean Partners to omit certain information included in the registration statement from this supplement and the proxy statement/prospectus.

Transocean and Transocean Partners file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  The SEC also maintains an internet web site that has reports, proxy statements and other information about Transocean and Transocean Partners.  The address of that site is http://www.sec.gov.  The reports and other information filed by Transocean and Transocean Partners with the SEC are also available free of charge at their respective internet web sites, which are http://www.deepwater.com and http://www.transoceanpartners.com.  Information on these web sites is not part of or incorporated by reference into this supplement.

The SEC allows Transocean and Transocean Partners to “incorporate by reference” information into this supplement.  This means that important information can be disclosed to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this supplement, except for any information superseded by information in this supplement or in later filed documents incorporated by reference into this supplement.  This supplement incorporates by reference the documents set forth below that Transocean and Transocean Partners have, respectively, previously filed with the SEC and any additional documents that either company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this supplement and the date of the completion of the merger (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules).  These documents contain important information about Transocean and Transocean Partners and their respective financial performance.

Transocean (File No. 0-53533)

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015;
•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016; and
•	Current Reports on Form 8-K filed with the SEC on March 8, 2016, April 19, 2016, May 13, 2016, July 22, 2016, August 1, 2016, September 2, 2016, October 20, 2016 and November 21, 2016.

Transocean Partners (File No. 1-36584)

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015;
•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016; and
•

Current Reports on Form 8-K filed with the SEC on February 9, 2016, February 22, 2016, May 5, 2016, May 24, 2016, August 1, 2016, August 2, 2016, October 5, 2016, November 3, 2016, November 14, 2016, November 16, 2016 and November 21, 2016.

In addition, this supplement incorporates by reference any filings Transocean and Transocean Partners will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the effectiveness of the registration statement (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules).

Documents incorporated by reference are available from Transocean or Transocean Partners, as the case may be, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this supplement.  You may obtain these documents incorporated by reference by requesting them in writing or by telephone from the appropriate party at the following addresses and telephone numbers:

For Transocean:

Transocean Ltd.

c/o Transocean Offshore Deepwater Drilling Inc.

4 Greenway Plaza

Houston, Texas 77046

Attn: Investor Relations

Telephone requests may be directed to (713) 232-7500.

For Transocean Partners:

Transocean Partners

40 George Street

London, England, W1U 7DW

United Kingdom

Attn:  Investor Relations

Telephone requests may be directed to +44 (20) 3675-8410.

In order to ensure timely delivery of these documents, you should make such request by November 29, 2016.

You should only rely on the information contained in or incorporated by reference into this supplement and the proxy statement/prospectus to vote on the merger and the Amended Merger Agreement.  Neither Transocean nor Transocean Partners has authorized anyone to give any information or make any representation about the merger or about the respective companies that differs from or adds to the information in this supplement and the proxy statement/prospectus or in the documents incorporated by reference.

The information contained in this supplement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.  You should not assume that the information in it is accurate as of any date other than that date, and neither its distribution to Transocean Partners common unitholders nor the issuance of Transocean shares in the merger shall create any implication to the contrary.  You should not assume that the information incorporated by reference into this supplement is accurate as of any date other than the date of such incorporated document.

ANNEX S-A

AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of November 21, 2016, to the Agreement and Plan of Merger, dated as of July 31, 2016 (the “Original Agreement”), is by and among Transocean Ltd., a Swiss corporation (“Parent”), Transocean Partners LLC, a Marshall Islands limited liability company (“Company”), Transocean Partners Holdings Limited, a Cayman Islands exempted company and an indirect, wholly owned subsidiary of Parent (“Holdings”), and TPHL Holdings LLC, a Marshall Islands limited liability company and a direct, wholly owned subsidiary of Holdings (“Merger Sub”).

RECITALS

A. On July 31, 2016, Parent, Holdings, Merger Sub and the Company entered into the Original Agreement.
B. The parties are entering into this Amendment in order to modify certain terms and conditions of the Original Agreement pursuant to Section 8.5 of the Original Agreement.

C. The Conflicts Committee of the Company Board has determined unanimously that this Amendment and the transactions contemplated hereby, including the Merger, on the terms and conditions set forth in the Original Agreement, as amended by this Amendment, are fair and reasonable to, and in the best interests of, the holders of common units in the Company other than Parent and its affiliates (the “Public Unitholders”), and the Company and its subsidiaries, and has approved this Amendment and recommended that the Members, including the Public Unitholders, approve the Original Agreement as amended by this Amendment, and the transactions contemplated thereby, including the Merger.

D. At a meeting duly called and held, the Company Board reaffirmed its recommendation to the Members that the Members approve the Merger and the Original Agreement as amended by this Amendment.

E. The Parent Board has authorized (i) the grant of (and Parent has granted) an option right (the “Option Right”) to Holdings to acquire from Parent, Parent Shares newly issued out of Parent’s conditional share capital and (ii) the issuance of new Parent Shares out of Parent’s conditional share capital to be delivered by Holdings, upon exercise by Holdings of the Option Right, to the holders of Company Common Units as Merger Consideration pursuant to the Merger.

F. A special board committee appointed by the Parent Board has authorized execution and delivery of this Amendment and the transactions contemplated hereby.
G. The respective Boards of Directors of Holdings and Merger Sub have approved and authorized this Amendment and the transactions contemplated hereby.
H. All capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed thereto in the Original Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained in the Original Agreement and in this Amendment, the parties hereto hereby agree as follows:

Section 1. Amendments to the Original Agreement.

(a)The parties hereby amend and restate the first sentence of Section 2.1(b)(i) of the Original Agreement as follows:

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“At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof (but subject to adjustment in accordance with the provisions of Section 2.1(b)(vi)), each Company Common Unit (other than Excluded Common Units and Company Common Units issued pursuant to Section 2.1(a)) that is issued and outstanding immediately prior to the Effective Time shall be converted in to the right to receive 1.2000 (the “Exchange Ratio”) validly issued, fully paid and nonassessable Parent Shares (as adjusted by Section 2.1(b)(vi), the “Merger Consideration”) to be transferred by Holdings pursuant to the Merger and this Agreement.”

(b)The parties hereby amend and restate Section 3.15(b) of the Original Agreement in its entirety as follows:

“The Conflicts Committee has received the opinion of the Conflicts Committee Financial Advisor, dated as of July 31, 2016, to the effect that, as of such date, and subject to the assumptions and qualifications set forth therein, from a financial point of view, the Exchange Ratio (as defined in the Original Agreement) is fair to the Unaffiliated Unitholders (the “Fairness Opinion”).”

Section 2. Representations and Warranties.  Each of the parties hereto hereby represents and warrants to the other parties hereto that: (i) such party has all necessary power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance by such party of this Amendment, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by such party, and no other entity action on the part of such party is necessary to authorize the execution, delivery and performance by such party of this Amendment and the consummation of the transactions contemplated hereby; and (iii) this Amendment has been duly executed and delivered by such party and, assuming due authorization, execution and delivery of this Amendment by the other parties hereto, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

Section 3. Remainder of the Original Agreement.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Agreement, all of which shall continue to be in full force and effect. Unless the context otherwise requires, after the execution and delivery of this Amendment, any reference in the Original Agreement to “this Agreement” shall mean the Original Agreement as amended hereby.

Section 4. Construction.  Except as expressly provided in this Amendment, all references in the Original Agreement, the Parent Disclosure Letter and the Company Disclosure Letter to “the date hereof” and “the date of this Agreement” or words of like import, unless the context otherwise requires, shall refer to July 31, 2016.

Section 5. General Provisions. The provisions of Article 8 of the Original Agreement are incorporated by reference into this Amendment and will apply mutatis mutandis to this Amendment.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

TRANSOCEAN LTD.

By:	/s/ Jeremy D. Thigpen
Name:	Jeremy D. Thigpen
Title:	President and Chief Executive Officer
TRANSOCEAN PARTNERS LLC

By:	/s/ Kathleen S. McAllister
Name:	Kathleen S. McAllister
Title:	President, Chief Executive Officer and Chief Financial Officer
TRANSOCEAN PARTNERS HOLDINGS LIMITED
By:	/s/ C. Stephen McFadin
Name:	C. Stephen McFadin
Title:	President
TPHL HOLDINGS LLC

By:	/s/ Garry Taylor
Name:	Garry Taylor
Title:	Director

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